Exhibit (16)

TRANSAMERICA FUNDS

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENT, that the undersigned makes, constitutes and appoints JOHN K. CARTER and DENNIS P. GALLAGHER his true and lawful attorney-in-fact and agent in his name, place and stead, in any and all capacities, and on his behalf with full power of substitution and re-substitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to the reorganization of TS&W International Equity Portfolio into Transamerica TS&W International Equity, a newly created series of Transamerica Funds (the “Fund”) and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as he might or could do in person in his capacity as a Trustee of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney in the capacity and on the date indicated.

/s/ Eugene M. Mannella

Eugene Mannella, Trustee	Date: November 10, 2010